As filed with the Securities and Exchange Commission on July 29, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
under
the Securities Act of 1933
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	25-1615902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
30 Isabella Street
Pittsburgh, Pennsylvania 15212
(412) 825-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David L. DeNinno, Esq.
Executive Vice President, General Counsel and Secretary
Westinghouse Air Brake Technologies Corporation
30 Isabella Street
Pittsburgh, Pennsylvania 15212
(412) 825-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a Copy to:
Jeffrey W. Acre, Esq.
K&L Gates LLP
K&L Gates Center
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(412) 355-6500
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $.01 per share	6,306,781 shares	$61.13	$385,533,522.53	$50,042.26
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount of shares of registrant’s common stock whose offer and sale is registered hereby includes an indeterminate number of shares of the registrant’s common stock that may be issued in connection with stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the New York Stock Exchange, for our shares of common stock on July 23, 2020.

Prospectus

Westinghouse Air Brake Technologies Corporation
Common Stock
This prospectus relates to the proposed resale from time to time of up to an aggregate of 6,306,781 shares of our common stock by the selling stockholder named herein, together with any of such selling stockholder’s transferees, pledgees, donees or other successors-in-interest. The selling stockholder is a successor by merger to Financiere Faiveley S.A., a French société anonyme (“FinF”), and Famille Faiveley Participations S.A.S., a French société par actions simplifee (“FFP”). FinF and FFP acquired these shares from us pursuant to the Share Purchase Agreement, dated as of October 6, 2015 (the “Share Purchase Agreement”), by and among us, FinF, FFP, François Faiveley, Erwan Faiveley and FW Acquisition LLC, in connection with our acquisition of all of the outstanding equity interests of the direct and indirect subsidiaries of Faiveley Transport, S.A.
This prospectus may be used from time to time by the selling stockholder to offer for resale up to an aggregate of 6,306,781 shares of our common stock, in any manner described under the section of this prospectus entitled “Plan of Distribution.” The selling stockholder may sell such shares of common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. If the selling stockholder uses underwriters, broker-dealers or agents, we will name them and describe their compensation in a supplement to this prospectus, as may be required. The selling stockholder will bear its own legal fees and selling expenses in connection with any sale of the shares, including any underwriting fees, commissions and discounts, broker’s fees and transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the offering of the shares. We will receive no proceeds from any sale by the selling stockholder of the shares of common stock offered by this prospectus.
Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “WAB.”
You should consider carefully the “Risk Factors” described on page 2 and in any applicable prospectus supplement before investing in any of our securities offered by this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 29, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic “shelf” registration process. Under this shelf registration process, the selling stockholder named herein may sell from time to time up to an aggregate of 6,306,781 shares of our common stock under this prospectus in one or more offerings and on terms to be determined by market conditions at the time of any such offering. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus forms a part, this prospectus will be deemed a prospectus supplement to such base prospectus.
You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may change after that date. We urge you to read this prospectus and any applicable prospectus supplement, together with the additional information described below under “Where You Can Find More Information.”
No person has been authorized to give any information or to make any representations, other than as contained or incorporated by reference in this prospectus, and, if given or made, we and any underwriter, agent, dealer or remarketing firm take no responsibility for such information or representations. Neither the delivery of this prospectus nor any sale made under this prospectus shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is an unlawful to make such offer or solicitation.
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WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet address is http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange, and our reports and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our Internet address is http://www.wabtec.com. The information on our Internet site is not a part of this prospectus.
Incorporation by Reference
The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus and any prospectus supplement. Some information that we file with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.
We incorporate by reference the following documents that we have filed with the SEC and any filings that we make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities covered by this prospectus, including between the date of this prospectus and the date on which any offering of securities under this prospectus is terminated, except as noted in the paragraph below:
Our SEC Filings (File No. 1-12001)	Period for or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2019
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2020 and June 30, 2020
Current Reports on Form 8-K or Form 8-K/A	February 13, February 18 (Item 8.01 only), February 24 (Item 8.01 only), May 7, May 20, June 19 and June 29, 2020
The portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act	April 3, 2020
The description of the Company’s Common Stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description
May 19, 1995
Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or into this prospectus.
Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract, agreement or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the exhibits to the registration statement of which this prospectus is a part.
Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated
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by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus. Requests should be directed to: Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, Pennsylvania 15212, Attention: Corporate Secretary; telephone number: (412) 825-1000. You also may review a copy of the registration statement and its exhibits through the SEC’s Internet site, http://www.sec.gov.
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SUMMARY
This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus, as further described above under “Where You Can Find More Information.” This summary does not contain all of the information that you should consider before investing in any securities being offered by this prospectus. We urge you to carefully read this entire prospectus, the documents incorporated by reference into this prospectus and any applicable prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in any applicable prospectus supplement or in documents incorporated by reference in this prospectus. References to “Wabtec,” the “registrant,” “we,” “our,” “us” and similar terms mean Westinghouse Air Brake Technologies Corporation and its consolidated subsidiaries, unless the context requires otherwise.
Westinghouse Air Brake Technologies Corporation
We are one of the world’s largest providers of locomotives, value-added, technology-based equipment, systems and services for the global freight rail and passenger transit industries. Our highly engineered products, which are intended to enhance safety, improve productivity and reduce maintenance costs for customers, can be found on most locomotives, freight cars, passenger transit cars and buses around the world. Our products enhance safety, improve productivity and reduce maintenance costs for customers, and many of our core products and services are essential in the safe and efficient operation of freight rail and passenger transit vehicles.
We are a Delaware corporation with our principal executive offices located at 30 Isabella Street, Pittsburgh, Pennsylvania 15212. Our telephone number is (412) 825-1000.

RISK FACTORS
Investing in our securities involves risks. Before deciding whether to purchase any of our securities, you should carefully consider the risks involved in an investment in our securities, as set forth in Item 1A, Risk Factors, in our Annual Report on Form 10-K for our fiscal year ended December 31, 2019, as updated in our Quarterly Reports on Form 10-Q, and the other risks described in any applicable prospectus supplement or in any of the documents incorporated by reference in this prospectus. The risks and uncertainties that we discuss in any document incorporated by reference in this prospectus are those that we believed as of the date of the document to be risks which may materially affect our company. Additional risks and uncertainties not then known to us or that we then believed to be immaterial also may materially and adversely affect our business, financial condition and results of operations.
FORWARD-LOOKING STATEMENTS
You should carefully review the information contained in or incorporated by reference into this prospectus. In this prospectus and the documents incorporated herein by reference, statements that are not reported financial results or other historical information are “forward-looking statements.” Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on our management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.
You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” and similar expressions in connection with any discussion of future operating or financial performance.
We cannot guarantee that any forward-looking statements will be realized, although we believe that we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Among others, the factors discussed in the “Risk Factors” sections of our Annual Report on Form 10-K for our fiscal year ended December 31, 2020 and any of our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K could cause actual results to differ from those in forward-looking statements included in or incorporated by reference into this prospectus or that we otherwise make. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others:
Economic and industry conditions
•	prolonged unfavorable economic and industry conditions in the markets served by us, including North America, South America, Europe, Australia, Asia and South Africa;
•	decline in demand for freight cars, locomotives, passenger transit cars, buses and related products and services;
•	reliance on major original equipment manufacturer customers;
•	original equipment manufacturers’ program delays;
•	demand for services in the freight and passenger rail industry;
•	demand for our products and services;
•	orders either being delayed, cancelled, not returning to historical levels, or reduced or any combination of the foregoing;
•	consolidations in the rail industry;
•	continued outsourcing by our customers;
•	industry demand for faster and more efficient braking equipment;
•	fluctuations in interest rates and foreign currency exchange rates; or
•	availability of credit;

Operating factors
•	supply disruptions;
•	technical difficulties;
•	changes in operating conditions and costs;
•	increases in raw material costs;
•	successful introduction of new products;
•	performance under material long-term contracts;
•	labor relations;
•
the outcome of our existing or any future legal proceedings, including litigation involving our principal customers and any litigation with respect to environmental matters, asbestos-related matters, pension liabilities, warranties, product liabilities or intellectual property claims;

•	completion and integration of acquisitions, including the acquisition of Faiveley Transport, S.A. (“Faiveley Transport”) and GE Transportation, formerly a business unit of General Electric Company; or
•	the development and use of new technology;
Competitive factors
•	the actions of competitors; or
•	the outcome of negotiations with partners, suppliers, customers or others;
Political/governmental factors
•	political stability in relevant areas of the world;
•	future regulation/deregulation of our customers and/or the rail industry;
•	levels of governmental funding on transit projects, including for some of our customers;
•	political developments and laws and regulations, including those related to Positive Train Control;
•	federal and state income tax legislation; or
•	the outcome of negotiations with governments;
COVID-19 factors
•	the severity and duration of the pandemic;
•	deterioration of general economic conditions;
•	shutdown of one or more of our operating facilities;
•	supply chain and sourcing disruptions;
•	ability of our customers to pay timely for goods and services delivered;
•	health of our employees;
•	ability to retain and recruit talented employees; or
•	difficulty in obtaining debt or equity financing.
Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider any forward-looking statements.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.
USE OF PROCEEDS
All of the shares of common stock being offered hereby are being sold by the selling stockholder or its transferees, pledgees, donees or other successors-in-interest. We will not receive any proceeds from the sale of the common stock by the selling stockholder. The selling stockholder will receive all of the net proceeds from this offering. See “Selling Stockholder.”

DESCRIPTION OF CAPITAL SECURITIES
Common Stock
We may issue, either separately or together with other securities, including as a part of units, shares of our common stock. Shares of common stock issued as part of units may be attached to or separate from any other securities part of those units. Under our Restated Certificate of Incorporation, as amended to date (our “Restated Certificate of Incorporation”), we are authorized to issue up to 500,000,000 shares of our common stock, par value $.01 per share. As of June 30, 2020, we had 190,300,148 shares of common stock issued and outstanding and had reserved 6,798,210 additional shares of common stock for issuance under our stock compensation plans.
The applicable prospectus supplement relating to an offering of common stock or other securities convertible or exchangeable for, or exercisable into, common stock, or the settlement of which may result in the issuance of common stock, will describe the relevant terms, including the number of shares offered, any initial offering price and market price and dividend information, as well as, if applicable, information on other related securities.
The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following:
•	the Delaware General Corporation Law, as it may be amended from time to time;
•	our Restated Certificate of Incorporation, as it may be amended or restated from time to time; and
•	our Amended and Restated By-Laws (our “By-Laws”), as they may be amended or restated from time to time.
Dividends. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors, out of funds legally available for their payment subject to the rights of holders of our preferred stock.
Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. There are no cumulative voting rights associated with our common stock.
Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.
Miscellaneous. The outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are not entitled to preemptive or redemption rights. There are no sinking fund provisions applicable to the common stock. Shares of common stock are not convertible into shares of any other class of capital stock. Equinity Trust Company is the transfer agent and registrar for the common stock.
Stock Exchange Listing. Our common stock is listed on the New York Stock Exchange and trades under the symbol “WAB.”
Preferred Stock
We may elect to issue shares of our preferred stock from time to time, as described in the applicable prospectus supplement relating to any offering of preferred stock pursuant to this prospectus. We may issue shares of preferred stock separately or as a part of units, and any such shares issued as part of units may be attached to or separate from any other securities part of those units. Shares of our preferred stock may have dividend, redemption, voting and liquidation rights taking priority over our common stock, and shares of our preferred stock may be convertible into our common stock.
Our Restated Certificate of Incorporation expressly authorize our Board of Directors, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series from time to time. In addition, our Board of Directors is authorized to establish from time to time the number of shares to be included in each series of preferred stock and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each series of preferred stock. The authority of our Board of Directors with respect to each series includes, without limitation, determination of the following:
•	the number of shares constituting that series and the distinctive designation of that series;

•
the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, the declaration and payment dates and the payment preference, if any, to dividends payable on any other class or classes or series of stock;

•	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms thereof;
•	whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions thereof;
•	whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions thereof;
•	whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts thereof;
•
the right of the shares of that series to the benefit of conditions and restrictions upon (i) the creation of indebtedness of Wabtec or any subsidiary; (ii) the issue of any additional stock (including additional shares of such series or of any other series); and (iii) the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Wabtec or any subsidiary of, any outstanding stock of Wabtec;

•
the right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of Wabtec and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

•	any other relative, participating, option or other special rights, qualifications, limitations or restrictions of that series.
Our Restated Certificate of Incorporation authorize our Board of Directors, without further stockholder action, to provide for the issuance of up to 1,000,000 shares of preferred stock, in one or more series. As of the date of this prospectus, 10,000 shares of preferred stock have been designated as Series A Non-Voting Convertible Preferred Stock. As of the date of this prospectus, no shares of preferred stock have been issued.
Special Charter Provisions.
Our Restated Certificate of Incorporation and our By-Laws contain various provisions that may discourage or delay attempts to gain control of Wabtec. For example:
•	our Board of Directors is classified into three classes, with one class elected each year to serve a three-year term;
•
our By-Laws require the Nominating and Corporate Governance Committee to nominate William E. Kassling (so long as Mr. Kassling is able and willing to serve and members of his immediate family and their affiliates collectively and beneficially own at least 50% of the shares of common stock of Wabtec beneficially owned by Mr. Kassling immediately after the closing of the stock purchase transaction governed by the stock purchase agreement dated as of March 5, 1997 and described in the Current Report on Form 8-K filed by Wabtec on April 11, 1997);

•
except as otherwise provided by applicable law, our Restated Certificate of Incorporation or our By-Laws, our By-Laws may be altered, amended or repealed by the stockholders at any annual or special meeting or by action of the Board of Directors;

•
special meetings of the stockholders may be called at any time by the Chairman of our Board, the Chief Executive Officer, a majority of our Board of Directors or stockholders owning not less than 25% of our capital stock that is issued, outstanding and entitled to vote and may not be called by any other person or persons or in any other manner; and

•	stockholders must provide advance notice if they wish to submit a proposal or nominate candidates for director at our annual meeting of stockholders.

Other Contractual Provisions
Other contracts to which we are party also contain provisions that may discourage or delay attempts to gain control of Wabtec. For example, pursuant to the terms of the Shareholders Agreement (as defined below) entered into in connection with our acquisition of Faiveley Transport, Erwan Faiveley, a designee of the Faiveley Transport shareholders and a current director of ours, was appointed to our Board of Directors upon completion of our acquisition of Faiveley Transport and will continue to be nominated to our Board of Directors so long as the former Faiveley Transport shareholders beneficially own a certain percentage of our outstanding common stock. A copy of the shareholders agreement described above is an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference into this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of that agreement.

SELLING STOCKHOLDER
This Offering
We have prepared this prospectus to facilitate the sale by the selling stockholder, from time to time, in the aggregate, of up to 6,306,781 shares of our common stock. The selling stockholder is a successor by merger to FinF and FFP, which acquired these shares pursuant to the terms of the Share Purchase Agreement. In connection with the Share Purchase Agreement, we entered into a Shareholders Agreement with FinF, FFP, François Faiveley, Erwan Faiveley and FW Acquisition LLC (the “Shareholders Agreement”), pursuant to which, and subject to the terms and conditions of which, we agreed, upon request from the stockholders party to the Shareholders Agreement, to use commercially reasonable efforts to, as expeditiously as possible, effect the registration of the securities subject to such request. This prospectus is part of the registration statement filed in satisfaction of our obligations with respect to such request.
The Share Purchase Agreements and the Shareholders Agreement are included as exhibits to the registration statement of which this prospectus is a part, and the descriptions of such agreements contained in this prospectus are qualified by reference to those exhibits. See “Where You Can Find More Information” for information on how to obtain copies of those agreements.
The registration of the resale of these shares does not necessarily mean that the selling stockholder will sell all or any of the shares the offering of which is registered by the registration statement of which this prospectus is a part. The selling stockholder may offer and sell all or any portion of the shares covered by this prospectus and any applicable prospectus supplement from time to time but is under no obligation to offer or sell any such shares. When we refer to the selling stockholder in this prospectus, we mean the selling stockholder listed in the table below, as well as its transferees, pledgees, donees or other successors-in-interest. The information in the table below regarding shares beneficially owned after this offering assumes the sale of all shares offered by the selling stockholder.
Other than as described below under “- The Selling Stockholder,” the selling stockholder has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. We believe that the selling stockholder (a) is not a broker-dealer or affiliate of a broker-dealer; (b) does not have any direct or indirect agreement or understanding with any person to distribute its shares; and (c) has sole voting and investment power with respect to all shares of our common stock that are beneficially owned by it and offered pursuant to this prospectus.
The selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act. Any profits realized by the selling stockholder may be deemed to be underwriting commissions.
The following table sets forth the name of the selling stockholder, the number of shares and percentage of our outstanding common stock beneficially owned by the selling stockholder as of June 30, 2020, the number of shares of our common stock that may be offered under this prospectus, and the number and percentage of our common stock beneficially owned by the selling stockholder assuming all of the shares of our common stock offered hereunder are sold. As of June 30, 2020, a total of 190,300,148 shares of our common stock were outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares of our common stock in the column “Number of Shares Offered” represents all of the shares of our common stock that the selling stockholder may offer and sell from time to time under this prospectus.

Information in the table below is based on information provided by or on behalf of the selling stockholder and on the Schedule 13D/A filed by FinF and FFP, among others, on May 25, 2018. Since the date on which the selling stockholder provided us with the information below, the selling stockholder may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.
	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering(1)
Name and Address	Number	Percentage		Number(2)	Percentage(2)
Issarts Capital S.A. 10 Rue Henri M Schnadt L 2530 Luxembourg Luxembourg	6,315,807(3)	3.32%	6,306,781	9,026(3)	(4)
(1)	For purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling stockholder.
(2)
We do not know when or in what amounts the selling stockholder may offer the shares covered by this prospectus for sale. The selling stockholder might not sell any or all of the shares covered by this prospectus. Because the selling stockholder may offer all or some of the shares covered by this prospectus pursuant to this offering, and because we currently are not aware of any agreement, arrangement or understanding with respect to the sale of any of such shares, we cannot estimate the number of such shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the selling stockholder.

(3)	Includes 9,026 shares beneficially owned directly by Erwan Faiveley.
(4)	Less than 1.00%.
Each time the selling stockholder sells any securities offered by this prospectus, the selling stockholder is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about the selling stockholder and the terms of the securities being offered in the manner required by the Securities Act.
No offer or sale of the securities offered by this prospectus may occur unless the registration statement of which this prospectus is a part has become effective and remains effective at the time the selling stockholder offers or sells the securities being offered. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC that is incorporated by reference in this prospectus.
The Selling Stockholder
The selling stockholder is a public limited liability company organized under the laws of Luxembourg. Erwan Faiveley, currently a director of the Company, is the chairman of the board of directors of the selling stockholder. As of the date of this prospectus, the selling stockholder’s supervisory board is composed of Eve Faiveley, Benoit Faiveley and François Faiveley, respectively the sister, brother and father of Erwan Faiveley.
As of the date of this prospectus, a majority of the outstanding capital stock of the selling stockholder is owned directly by Faivinvest SCA, a Luxembourg company incorporated under the form of Société Commandite par Actions (“Faivinvest”), and Mauvarennes, a Luxembourg company incorporated under the form of Société à Responsabilité Limitée (“Mauvarennes”).
As of the date of this prospectus, all of the outstanding general partner shares in Faivinvest are held by Faivinvest Sàrl, a Luxembourg company all of the outstanding capital stock of which is held by François Faiveley (“Faivinvest Sàrl”). The director of Faivinvest is Faivinvest Sàrl, which is represented therein by Erwan Faiveley and another individual.
Fond de dotation Georges Faiveley (the “Fund”) is a French endowment fund which holds a temporary usufruct right over Faivinvest and Mauvarennes. The Fund was established by François Faiveley and has a board of directors composed of François Faiveley, Erwan Faiveley, Benoit Faiveley and Eve Faiveley. Eve Faiveley serves as the president of the Fund.

PLAN OF DISTRIBUTION
We have registered the offering of the shares of common stock covered by this prospectus to allow the selling stockholder to sell all or a portion of the shares covered by this prospectus to the public from time to time after the date of this prospectus. The selling stockholder may offer the offered securities in any manner permitted by law, including one or more of the following methods, from time to time:
•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents; or
•	to investors directly in privately negotiated sales or in competitively bid transactions.
With respect to a particular offering of the shares, to the extent required by law, we will file an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing the following information:
•	the name or names of any underwriters;
•	the purchase price and the proceeds to the selling stockholder from that sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any commissions paid to agents; and
•	the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
The SEC may deem the selling stockholder and any broker-dealers or agents who participate in the distribution of the shares to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, the SEC may deem any profits made by the selling stockholder as a result of selling the shares and any discounts, commissions or concessions received by any broker-dealers or agents to be underwriting discounts and commissions under the Securities Act. To our knowledge, there are currently no plans, agreements, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares. If the selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.
To comply with the securities laws of some jurisdictions, if applicable, the selling stockholder may only sell shares in these jurisdictions through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares may not be sold unless they have been registered or qualified for sale in these jurisdictions, or an exemption from registration or qualification is available and complied with. The selling stockholder and any other persons participating in the sales of the shares pursuant to this prospectus may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. The selling stockholder also may sell shares in reliance upon Rule 144 of the Securities Act rather than under this prospectus, provided it meets the criteria and conforms to the requirements of Rule 144. The selling stockholder also may sell shares in reliance upon any other applicable exemption from registration under the Securities Act rather than under this prospectus, provided it meets the criteria and conforms to the requirements of the applicable exemption.
If the selling stockholder sells any shares covered by this prospectus through underwriters, broker-dealers or agents, we will not be responsible for underwriting discounts, concessions or commissions (which commissions will not exceed those customary in the types of transactions involved) or agents’ commissions. Any such underwriters, broker-dealers or agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation. Pursuant to the Shareholders Agreement, we have agreed to pay all of the other expenses incidental to the registration, offering and sale of the shares covered by this prospectus to the public.
The selling stockholder may pledge or grant a security interest in some or all of the shares owned by it and covered by this prospectus, and if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares from time to time pursuant to this prospectus. The selling stockholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling stockholders for purposes of this prospectus.

The Shareholders Agreement provides for us to indemnify the selling stockholder against specific liabilities in connection with the offer and sale of the shares covered by this prospectus, including liabilities under the Securities Act.
To the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the securities covered by this prospectus against certain liabilities, including liabilities arising under the Securities Act.
We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. To facilitate the offering of securities pursuant to this prospectus, certain persons participating in the offering of securities pursuant to this prospectus may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. This may include over-allotments or short sales of such securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of such securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Under the Shareholders Agreement, we are obligated to use our commercially reasonable efforts to cause the registration statement of which this prospectus is a part to be continuously effective, including by renewing such registration statement, until the earlier of the date on which all securities covered by this prospectus have been sold and the fifth anniversary of the date of effectiveness of the registration statement of which this prospectus is a part. Our obligation to keep the registration statement of which this prospectus is a part available for use is subject to specified, permitted exceptions set forth in the Shareholders Agreement. In these cases, we may prohibit offers and sales of the shares covered by this prospectus in accordance with the terms of the Shareholders Agreement. We may suspend the use of this prospectus for a period of up to an aggregate of 60 days, and no more than once, in any 365-day period, subject to the terms of the Shareholders Agreement.
We will not receive any portion of the proceeds of the sale of the shares offered pursuant to this prospectus. Our common stock trades on the New York Stock Exchange under the symbol “WAB.”

LEGAL MATTERS
Unless indicated otherwise in an applicable prospectus supplement, the validity of the issuance of the offered securities will be passed upon for us by K&L Gates LLP, Pittsburgh, Pennsylvania.
EXPERTS
The consolidated financial statements of Westinghouse Air Brake Technologies Corporation appearing in Westinghouse Air Brake Technologies Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Westinghouse Air Brake Technologies Corporation’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:
SEC registration fee	$50,042
Legal fees and expenses	15,000*
Accounting fees and expenses	15,000*
Printing and engraving fees	10,000*
Miscellaneous	9,958*
Total	$100,000*
*	Estimated
Item 15.	Indemnification of Directors and Officers.
1. Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
To the extent that a former or present director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:
(1)	by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; or
(2)	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or
(3)	if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion; or
(4)	by the stockholders.
Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.
2. Section 102(b)(7) of the DGCL. Section 102(b)(7) of the DGCL provides that a corporation may set forth in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL regarding the unlawful payment of dividends or approval of unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective (in the case of Wabtec, October 19, 1989). As noted in paragraph 3 below, Wabtec’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), includes a provision contemplated by Section 102(b)(7) of the DGCL.
3. Restated Certificate of Incorporation Provision on Liability of Directors. The Restated Certificate of Incorporation provides that no Wabtec director shall be personally liable to Wabtec or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Wabtec or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transactions from which a director derived an improper personal benefit.
4. Indemnification By-Law. Section 1 of Article VIII of Wabtec’s Amended and Restated By-Laws (the “By-Laws”) provides that Wabtec shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Wabtec) by reason of the fact that he is or was a director or officer of Wabtec, or is or was a director or officer of the Wabtec enterprise, against expenses (including attorneys’ fees), payments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Wabtec, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by payment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Wabtec, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
Section 2 of Article VIII of the By-Laws provides that Wabtec shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Wabtec to procure a judgment in its favor by reason of the fact that he is or was a director or officer of

Wabtec, or is or was a director or officer of Wabtec serving at the request of Wabtec as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Wabtec; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Wabtec unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3 of Article VIII of the By-Laws provides that any indemnification under Article VIII (unless ordered by a court) shall be made by Wabtec only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of Article VIII, as the case may be. Such determination shall be made (i) by a majority of the vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of Wabtec has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
Section 8 of Article VIII of the By-Laws provides that Wabtec may purchase or maintain insurance on behalf of any person who is or was a director or officer of Wabtec, or is or was a director of Wabtec serving at the request of Wabtec as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Wabtec would have the right or obligation to indemnify him against such liability.
5. Director and Officer Liability Insurance. Wabtec maintains director and officer liability insurance covering its directors and officers with respect to certain liabilities which they may incur in connection with their serving as such.

Item 16.	Exhibits.
The following Exhibits are filed as part of this Registration Statement:
Exhibit Number	Description
*1.1	Form of Underwriting Agreement.
*1.2	Form of Distribution Agreement.
4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 5 to the Registration Statement on Form 8-A filed by Westinghouse Air Brake Technologies Corporation on May 19, 1995).
+5.1	Opinion of K&L Gates LLP.
+23.1	Consent of Ernst & Young LLP.
23.2	Consent of K&L Gates LLP (included as part of Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages).
99.1
Share Purchase Agreement, dated as of October 6, 2015, by and among Wabtec Corporation, Financière Faiveley, Famille Faiveley Participations, François Faiveley, Erwan Faiveley and FW Acquisition LLC (incorporated by reference to Exhibit 2.1 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on October 8, 2015).

99.2
Shareholder’s Agreement, dated as of October 6, 2015, by and among Wabtec Corporation and the shareholders named therein (incorporated by reference to Exhibit 2.3 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on October 8, 2015).

*	To be filed either by amendment to this Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
+	Filed herewith.
Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on July 29, 2020.
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each of the undersigned directors and officers of Westinghouse Air Brake Technologies Corporation, a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan, David L. DeNinno and Robert G. Lovett, Jr., or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Rafael Santana	President and Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2020
Rafael Santana

/s/ Patrick D. Dugan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 29, 2020
Patrick D. Dugan

/s/ John A. Mastalerz	Senior Vice President and Principal Accounting Officer (Principal Accounting Officer)	July 29, 2020
John A. Mastalerz

/s/ Albert J. Neupaver	Chairman of the Board	July 29, 2020
Albert J. Neupaver

/s/ Erwan Faiveley	Director	July 29, 2020
Erwan Faiveley

/s/ Lee B. Foster, II	Director	July 29, 2020
Lee B. Foster, II

/s/ Linda A. Harty	Director	July 29, 2020
Linda A. Harty

SIGNATURE	TITLE	DATE
/s/ Brian P. Hehir	Director	July 29, 2020
Brian P. Hehir

/s/ Michael W. D. Howell	Director	July 29, 2020
Michael W. D. Howell

/s/ William E. Kassling	Director	July 29, 2020
William E. Kassling

/s/ Ann R. Klee	Director	July 29, 2020
Ann R. Klee